EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 002-22019 on Form N-1A of our reports dated November 23, 2022, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”) appearing in the Annual Reports on Form N-CSR of the Funds for the year ended September 30, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 29, 2023

Schedule A

Eaton Vance Growth Trust

Report Date	Fund Name

November 23, 2022	Eaton Vance Atlanta Capital Focused Growth Fund
November 23, 2022	Eaton Vance Atlanta Capital Select Equity Fund
November 23, 2022	Eaton Vance Atlanta Capital SMID-Cap Fund